UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015 (November 30, 2015)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Bradley Park Sale and Loan Extension

On January 30, 2015, ACRE Realty Investors Inc. (the “Company”) filed a Current Report on Form 8-K to report that, through Roberts Properties Residential, L.P., now ACRE Realty LP (the “Operating Partnership”), the Company entered into a sale contract with Bradley Park Apartments, LLC, a Georgia limited liability company (“Bradley Park”), pursuant to which the Company agreed to sell, and Bradley Park agreed to purchase, subject to the conditions in the contract, that certain parcel of approximately 22.03 acres of real property located in Forsyth County, Georgia (the “Bradley Park Land Parcel”).

On November 30, 2015, the Company amended the previously announced sale contract with Bradley Park (the “Bradley Park Sale Contract”), to further extend the closing date to any business day on or before December 8, 2015, which extension is conditioned on satisfaction of the contingencies specified in the amendment to the Bradley Park Sale Contract, including the $75,000 release of earnest money from escrow to the Company and Bradley Park’s deposit in escrow of an additional $111,000 of non-refundable earnest money, which amounts were deposited on November 30, 2015. Bradley Park has the right to further extend the closing date to any business day no later than January 30, 2016 by giving written notice to the Company no later than three (3) business days prior to the specified business day for closing. The Bradley Park Land Parcel is one of the four legacy properties that was acquired prior to the recapitalization transaction with A-III Investment Partners LLC. As described in our most recent Quarterly Report on Form 10-Q, the Company is in the process of selling its remaining legacy properties.

As a material inducement to the Company’s execution of the aforementioned amendment to the Bradley Park Sale Contract, on November 30, 2015, Charles S. Roberts, Executive Vice President and Director of the Company and an affiliate of Bradley Park, signed a general release and covenant not to sue in favor of the Company and its affiliates.

On November 30, 2015, effective as of December 1, 2015, the Company executed and delivered the Sixth Loan Modification Agreement to renew its Bradley Park land loan with Synovus Bank with an outstanding balance of $2,238,625.37, which extended the maturity date to February 8, 2016. The renewed loan requires monthly interest only payments at an interest rate equal to the annual rate of LIBOR plus 350 basis points per annum. The loan is secured by the Bradley Park Land Parcel.

North Springs Sale

On August 20, 2015, the Company filed a Current Report on Form 8-K to report that, through the Operating Partnership, the Company entered into a sale contract (the “North Springs Land Sale Contract”) with Maple Multi-Family Land SE, L.P., a Delaware limited partnership (“Maple”), pursuant to which the Operating Partnership agreed to sell, and Maple agreed to purchase, subject to the conditions in the contract, the Company’s North Springs land consisting of approximately 9.696 acres of real property in Sandy Springs, Fulton County, Georgia (the “North Springs Land”).

On November 30, 2015, effective November 19, 2015, the Company amended the previously announced North Springs Land Sale Contract, to extend the closing date from December 7, 2015 to December 17, 2015, which extension is conditioned upon satisfaction of the contingencies specified in the amendment to the North Springs Land Sale Contract, including deposit in escrow of an additional $150,000 of earnest money, no later than December 7, 2015. The North Springs Land is one of the four legacy properties that was acquired prior to the recapitalization transaction with A-III Investment Partners LLC. As described in our most recent Quarterly Report on Form 10-Q, the Company is in the process of selling its remaining legacy properties.

Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our intent, belief, or expectations regarding the closing of the sale contracts, the timing of such closings and the Company’s intention to sell its legacy properties. These statements involve risks and uncertainties that include: whether the satisfaction of all of the conditions to such closings will occur and the timing of the closings. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For more information about other risks and uncertainties we face, please see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, a copy of which can be obtained from the Company’s website at www.acrerealtyinvestors.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Fifth Amendment to Bradley Park Sale Contract dated November 30, 2015, by and between ACRE Realty LP and Bradley Park Apartments, LLC.

10.2	Release Agreement and Covenant Not to Sue of Charles S. Roberts dated November 30, 2015.

10.3	Sixth Loan Modification Agreement executed on November 30, 2015 and effective as of December 1, 2015, by and between ACRE Realty LP, ACRE Realty Investors Inc. and Synovus Bank.

10.4	Second Amendment to North Springs Land Sale Contract executed November 30, 2015 and effective as of November 19, 2015, by and between ACRE Realty LP and Maple Multi-Family Land SE, L.P.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: December 3, 2015	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary